EXHIBIT 99.1

PRO FAMILIA and Profound Medical Celebrate 500 Sonalleve® Procedures, Expanding Access to Incision-Free Care for Women’s Health

Milestone reflects accelerating adoption of innovative, non-surgical treatment options for uterine conditions

TORONTO, Feb. 05, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets AI-powered, MRI-guided, incision-free therapies for the ablation of diseased tissue, announced today that PRO FAMILIA Specialist Hospital in Rzeszów, Poland has completed its 500th Sonalleve® Procedure. The MRI-guided therapy provides women with a non-surgical alternative for treating common gynecologic conditions—delivering targeted relief with no incisions, no blood loss during the procedure, no overnight hospital stay, and a faster recovery.

“Sonalleve is giving more women access to a safer, gentler alternative to open surgery—one that can reduce complications and help preserve their ability to have children,” said Dr. Tomasz Łoziński, president of PRO FAMILIA. “The precision of MRI guidance enables us to focus treatment on the fibroids without harming healthy tissue. We’re proud that this technology has become a vital part of the care we provide.”

Sonalleve, Profound’s second product which is currently offered primarily as a one-time capital sale, is gaining increasing commercial interest, particularly outside of the United States. Sonalleve uses the same MR imaging and thermographic technology as TULSA-PRO®, and combines that with focused ultrasound from outside the body to treat disease. There are currently 10 Sonalleve devices operational in parts of Europe, China and Southeast Asia – where over 4,000 women have already been treated with the technology for two major diseases of the uterus - adenomyosis and uterine fibroids. Treatment with Sonalleve has demonstrated pain and symptom relief without affecting the ovarian reserve, and with reports of women preserving their fertility. Over the last five years, approximately $10 million has been granted by research organizations in Europe and Canada to further conduct clinical research using Sonalleve for multiple, often life-threatening, diseases.

“It has been a privilege to collaborate with Dr. Łoziński, Dr. Justyna Filipowska, and the entire PRO FAMILIA team to expand access to this technology. They are true pioneers in advancing uterine-sparing care that relieves symptoms while preserving reproductive possibilities whenever they can,” said Arun Menawat, CEO and Chairman of Profound Medical. “The U.S. commercialization of TULSA-PRO remains our primary priority, and we are pleased with its increasing adoption driven by its unique ability to effectively treat the full spectrum of prostate diseases, while minimizing side effects typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction. But it is also exciting to see that another major iMRI technology in our portfolio is growing, particularly internationally, due to its potential to treat gynecologic disorders while potentially offering the choice of not having to remove the uterus.”

Uterine fibroids and adenomyosis—an often-painful condition caused when endometrial tissue grows into the uterine muscle—are among the most common gynecologic disorders. Both can lead to heavy menstrual bleeding, pelvic pain, uterine enlargement, and in some cases, fertility challenges. Current treatments typically rely on hormonal therapy or invasive surgery. For women with adenomyosis in particular, care options are especially limited, and the condition frequently goes underdiagnosed or misdiagnosed.

About Profound Medical Corp.

Profound is a commercial-stage medical device company that develops and markets AI-powered, MRI-guided, incision-free therapies for the ablation of diseased tissue.

Profound is commercializing TULSA-PRO®, a technology that combines real-time MRI, AI-enhanced planning, robotically-driven transurethral ultrasound and closed-loop temperature feedback control. The TULSA Procedure™, performed using the TULSA-PRO system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. The TULSA Procedure employs real-time MR guidance for precision to preserve patients’ urinary continence and sexual function, while killing the targeted prostate tissue via precise sound absorption technology that gently heats it to 55-57°C. The TULSA Procedure is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with the TULSA Procedure. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine. TULSA-PRO is CE marked, Health Canada approved, and 510(k) cleared by the U.S. Food and Drug Administration (“FDA”).

Profound is also commercializing Sonalleve®, an innovative therapeutic platform that is CE marked for the treatment of uterine fibroids, adenomyosis, pain palliation of bone metastases, desmoid tumors and osteoid osteoma. Sonalleve has also been approved by the China National Medical Products Administration for the non-invasive treatment of uterine fibroids and has FDA approval under a Humanitarian Device Exemption for the treatment of osteoid osteoma. Profound is in the early stages of exploring additional potential treatment markets for Sonalleve where the technology has been shown to have clinical application, such as non-invasive ablation of abdominal cancers and hyperthermia for cancer therapy.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, any express or implied statements or guidance regarding current or future financial performance; the expectations regarding the efficacy of Profound’s technology in the treatment of prostate cancer, BPH, uterine fibroids, adenomyosis, pain palliation of bone metastases, desmoid tumors and osteoid osteoma; and the success of Profound’s commercialization strategy and activities for TULSA-PRO and Sonalleve. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting Profound, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition, statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results based on market factors and Profound’s ability to execute its operational and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management's expected ranges. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.ca and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195